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
                                    EXHIBIT (11) STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                           (In thousands)

                                                                                              Years Ended December 31,
                                                                                             --------------------------
                                                                                         1996             1995             1994
                                                                                         ----             ----             ----
Primary
  Average shares outstanding                                                            8,677             6,338             6,170
  Net effect of dilutive stock options - Based on
    the treasury stock method using average

    market price                                                                           69                21                41
                                                                                      -------            ------            ------
  TOTAL                                                                                 8,746             6,359             6,211
                                                                                      =======            ======            ======
  Net income                                                                          $12,509             7,711             7,168
                                                                                      =======            ======            ======
  Per share amount                                                                    $  1.43              1.21              1.15
                                                                                      =======            ======            ======

Note:    The above dilution is less than 3% or anti-dilutive; thus earnings per  share are based on the average shares outstanding.


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